EX-32 CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Technical Ventures Inc., a New York State corporation (the "Company"), on Form 10-QSB for the quarter ending Sept. 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), Wayne A Doss, President and Chief Executive Officer of the Company and Larry Leverton, Secretary/Treasurer and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.- 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

BY:	/s/Wayne A. Doss
Wayne A Doss, President and
Chief Executive Officer

BY:	/s/Larry Leverton
Larry Leverton, Secretary & Treasurer
and Chief Financial Officer

May 11, 2010

[A signed original of this written statement required by Section 906 has been provided to Technical Ventures Inc. and will be retained by Technical Ventures Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]